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                                                           EXHIBIT N0. 99.10(a)

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 44 to Registration No. 33-7638 on Form N-1A of our report dated October 8, 2004, on the financial statements and financial highlights of MFS Core Equity Fund, a series of MFS Series Trust I, included in the Fund's 2004 Annual Report to Shareholders.


                                                 ERNST & YOUNG LLP
                                                 Ernst & Young LLP

Boston, Massachusetts
October 25, 2004